Exhibit 99.2

Covidien Ltd.

Non-GAAP Reconciliations

(dollars in millions, except per share data)

	Quarter Ended December 26, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,458	$1,348	54.8%	$531	21.6%	$503	$373	$0.74
Adjustments:
Legal settlements(1)	—	—		36		36	22	0.04
Restructuring charges(2)	—	—		3		3	1	—
Impact of tax sharing agreement(3)	—	—		—		(2)	(2)	—
Tax matters(4)	—	—		—		—	(7)	(0.01)

As adjusted	2,458	1,348	54.8	570	23.2	540	387	0.76
Impact of Oxy ER(5)	(96)	(94)	97.9	(94)	97.9	(94)	(67)	(0.13)

As adjusted, excluding impact of Oxy ER	$2,362	$1,254	53.1	$476	20.2	$446	$320	0.63

	Quarter Ended March 27, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,699	$1,517	56.2%	$527	19.5%	$494	$172	$0.34
Adjustments:
In-process research and development charges(6)	—	—		20		20	19	0.04
Restructuring charges(2)	—	—		9		9	5	0.01
Shareholder settlements(7)	—	—		183		183	183	0.36
Impact of tax sharing agreement(3)	—	—		—		1	1	—
Tax matters(8)	—	—		—		—	163	0.32

As adjusted	2,699	1,517	56.2	739	27.4	707	543	1.07
Impact of Oxy ER(5)	(258)	(252)	97.7	(251)	97.3	(251)	(192)	(0.38)

As adjusted, excluding impact of Oxy ER	$2,441	$1,265	51.8	$488	20.0	$456	$351	0.69

	Six Months Ended March 27, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$5,157	$2,865	55.6%	$1,058	20.5%	$997	$545	$1.08
Adjustments:
Legal settlements(1)	—	—		36		36	22	0.04
In-process research and development charges(6)	—	—		20		20	19	0.04
Restructuring charges(2)	—	—		12		12	6	0.01
Shareholder settlements(7)	—	—		183		183	183	0.36
Impact of tax sharing agreement(3)	—	—		—		(1)	(1)	—
Tax matters(8)	—	—		—		—	156	0.31

As adjusted	5,157	2,865	55.6	1,309	25.4	1,247	930	1.84
Impact of Oxy ER(5)	(354)	(346)	97.7	(345)	97.5	(345)	(259)	(0.51)

As adjusted, excluding impact of Oxy ER	$4,803	$2,519	52.4	$964	20.1	$902	$671	1.32

(1)	Consists of legal settlements that are included in selling, general and administrative expenses.
(2)	Primarily relates to severance costs within our Medical Devices segment.
(3)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(4)	Primarily relates to the retroactive reenactment of the U.S. research and development tax credit to January 1, 2008.
(5)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).
(6)	Write-off of in-process research and development primarily relates to an acquisition by our Medical Devices segment.
(7)	Represents our portion of Tyco International’s legal settlements with certain shareholders and our portion of the estimated cost to settle all of the remaining securities cases outstanding.
(8)	Primarily consists of withholding tax incurred on repatriated earnings.

Covidien Ltd.

Non-GAAP Reconciliations

(dollars in millions, except per share data)

	Quarter Ended September 26, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,573	$1,406	54.6%	$541	21.0%	$512	$418	$0.82
Adjustments:
Restructuring charges(1)	—	—		4		4	1	—
Shareholder settlements, net of insurance recovery(2)	—	—		7		7	7	0.01
Impact of tax sharing agreement(3)	—	—		—		(12)	(12)	(0.02)
Tax matters(4)	—	—		—		—	(41)	(0.08)

As adjusted	2,573	1,406	54.6	552	21.5	511	373	0.73
Impact of Oxy ER(5)	(57)	(56)	98.2	(47)	82.5	(47)	(34)	(0.07)

As adjusted, excluding impact of Oxy ER	$2,516	$1,350	53.7	$505	20.1	$464	$339	0.67

	Fiscal Year Ended September 26, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$9,910	$5,309	53.6%	$1,946	19.6%	$1,979	$1,443	$2.86
Adjustments:
In-process research and development charges(6)	—	—		22		22	22	0.04
Restructuring charges(1)	—	—		77		77	60	0.12
Class action and shareholder settlements, net of insurance recoveries(2)	—	—		42		42	42	0.08
Impact of tax sharing agreement(3)	—	—		—		(193)	(193)	(0.38)
Tax matters(4)	—	—		—		—	(10)	(0.02)

As adjusted	9,910	5,309	53.6	2,087	21.1	1,927	1,364	2.70
Impact of Oxy ER(5)	(57)	(56)	98.2	(47)	82.5	(47)	(34)	(0.07)

As adjusted, excluding impact of Oxy ER	$9,853	$5,253	53.3	$2,040	20.7	$1,880	$1,330	2.63

(1)	Consists of restructuring charges and related asset impairment charges primarily within our Medical Devices segment.
(2)	Represents our portion of Tyco International’s legal settlements with certain shareholders, net of our portion of insurance recoveries.
(3)

Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics resulting from adjustments to our adoption of FIN 48 and adjustments to legacy income tax liabilities subject to the tax sharing agreement.

(4)

Primarily consists of the settlement of certain income tax matters and adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.

(5)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).
(6)	Write-off of in-process research and development primarily relates to an acquisition by our Medical Devices segment.